                                                            Rule 424(b)(3)
                                       Registration Statement No. 333-45101

Pricing Supplement No. 10
Dated April 16, 1998

(To Prospectus dated March 10, 1998 and
Prospectus Supplement dated March 10, 1998)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $750,000,000
                        Medium-Term Notes, Series J

Principal Amount: $20,000,000

Issue Price: $20,000,000

CUSIP: 45974VUT3

Settlement Date:        April 21, 1998

Stated Maturity (date): January 15, 2002

Interest Rate: 5.9570%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: